As filed with the Securities and Exchange Commission on May 20, 1998
                                                     Registration No. 33-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           PROFILE TECHNOLOGIES, INC.
                           --------------------------
               (Exact name of Registrant as specified in charter)

        Delaware                                           91-1418002
        --------                                           ----------
(State of Incorporation)                                (I.R.S. Employer
                                                     Identification Number)

 1077 Northern Blvd., Roslyn, N.Y. 11576                 (516) 365-1909
-------------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    Henry Gemino, Executive Vice-President,
                      1077 Northern Blvd., Roslyn, NY 11576
                                 (516) 365-1909
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                          Copies of communications to:

                              ALLEN G. REEVES, P.C.
                               900 Equitable Bldg.
                                 730 17th Street
                                Denver, CO 80202
                            Telephone: (303) 534-6278
                            Facsimile: (303) 825-9147


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                       Proposed
                                        Maximum      Proposed
                                       Offering       Maximum
    Title of                             Price       Aggregate      Amount of
  Shares to be        Amount to be        Per        Offering      Registration
   Registered         Registered(1)     Unit(2)        Price           Fee
-------------------------------------------------------------------------------
Common Stock
Underlying Stock         355,000        $16.00      $5,680,000      $1,721.21
Purchase Warrants
-------------------------------------------------------------------------------
Totals                   355,000          -0-       $5,680,000      $1,721.21
===============================================================================

(1) Subject to adjustment pursuant to the anti-dilution provisions as allowed by Rule 416.

(2) Average of the closely bid and asked prices as quoted on NASDAQ on April 24, 1998, pursuant to Rule 457(c).


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date or dates as the Commission, acting pursuant to said
Section 8(a), may determine.


                                                     PROFILE TECHNOLOGIES, INC.
                                                        CROSS REFERENCE SHEET



Form S-3 Item Numbers and Caption                                        Heading in Prospectus
---------------------------------                                        ---------------------

1.   Forepart of the Registration Statement and                          Cover Page of Form S-3 and
      Outside Front Cover of Prospectus ..........................       Cover Page of Prospectus

2.   Inside Front and Outside Back Cover Pages of                        Inside Front and Outside Back
      Prospect....................................................       Cover Pages of Prospectus

3.   Summary Information, Risk Factors............................
      and Ratio Earnings to Fixed Charges                                Summary and Risk Factors

4.   Use of Proceeds..............................................       Cover Page of Prospectus and
                                                                         Use of Proceeds

5.   Determination of Offering Price .............................       Cover Page of Prospectus

6.   Dilution. ...................................................       Not Applicable

7.   Selling Security Holders ....................................       Selling Stockholders

8.   Plan of Distribution ........................................       Cover Page of Prospectus,
                                                                         Plan of Distribution

9.   Description of Securities to be Registered ..................       Description of Common Stock

10.  Interests of Named Experts and Counsel ......................       Legal Opinion and Experts

11.  Material Changes ............................................       Material Changes in Business

12.  Incorporation of Certain Information By Reference ...........       Documents Incorporated by
                                                                         Reference

13.  Disclosure of Commission Position on Indemnification
      for Securities Act Liabilities .............................       Indemnification

14.  Other Expenses of Issuance and Distribution .................       Part II

15.  Indemnification of Directors and Officers ...................       Part II

16.  Exhibits ....................................................       Part II

17.  Undertakings ................................................       Part Ii


                                             3

                        Subject to Completion, May , 1998

PROSPECTUS

                           PROFILE TECHNOLOGIES, INC.

                  355,000 Shares Common Stock ($.001 par value)

       THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

                               SEE "RISK FACTORS"

     This Prospectus relates to 355,000 shares of common stock, $.001 par value per share (the "Common Stock"), of PROFILE TECHNOLOGIES, INC. (the "Company") issuable upon exercise of stock purchase warrants issued by the Company in private placements. The stock purchase warrants are exercisable in amounts ranging from $1.125 to $8.40 per share generally and expire October 31, 2004. However, the stock purchase warrants issued to the Underwriter as described herein expire February 12, 2001. The shares of Common Stock that may be acquired by the Selling Shareholders upon exercise of the stock purchase warrants are collectively called the "Shares." The Selling Shareholders are identified in this Prospectus under the heading "Selling Shareholders."

     The Shares may be offered by Selling Shareholders from time to time: (i) in transactions in the over-the-counter market, on the automated inter-dealer system on which shares of Common Stock of the Company are then listed, in negotiated transactions, or a combination of such methods of sale, and (ii) at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through securities broker-dealers. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Selling
Shareholders" and "Plan of Distribution." Selling Shareholders may also sell such shares pursuant to Rule 144 or 144A under the Securities Act of 1933 if the requirements for the availability of such rules have been satisfied.

     None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company may, however, receive as much as $1,816,250 in proceeds from the exercise of stock purchase warrants should the holders choose to so exercise. The Company intends to use the net proceeds it has received from such exercise for operating expenses. See "SUMMARY
- Use of Proceeds."

     The Company has agreed to bear all expenses (other than underwriting discounts, selling commissions and underwriter expense allowance, and fees and expenses of counsel and other advisers to the Selling Shareholders) in connection with the registration and sale of the Shares being offered by the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Common Stock of the Company is listed and traded on NASDAQ on the Small Cap Market under the symbol PRTK. On May 18, 1998, the last reported sale price of the Common Stock was $16.00 per share.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus is                 , 1998

                                         ---------------

                              AVAILABLE INFORMATION

     The Company has filed with the United States Securities and Exchange Commission ("SEC") a Registration Statement on Form S-3 ("Registration
Statement") under the Securities Act of 1933, as amended ("1933 Act"), with respect to the securities being offered by this Prospectus. This Prospectus does not contain all information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto. The Company files periodic reports under the Securities Exchange Act of 1934, as amended. All reports and other information, including all of these documents, may be inspected and copied at the public reference facilities of the SEC in Washington, D.C., and at the SEC's regional offices at 7 World Trade Center, New York, New York 10048 and at 500 West Madison Street, Room 1400, Chicago, Illinois 60661-2511. Copies may be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549 at prescribed rates. Copies of the Registration Statement are available from the SEC. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

                                     SUMMARY

The Company
-----------

     Profile Technologies, Inc. (the "Company") was originally incorporated in the State of Washington in 1986 and commenced developmental activities in 1988 under the name Pipeline Profiles, Ltd. On December 1, 1995, the Company changed its domicile from Washington to Delaware, changed its name to Profile Technologies, Inc. and effected a two-for-one forward split of its Common Stock. All references in this Prospectus to Common Stock or warrants outstanding, earnings per share and other references to the Company's Common Stock for all years give effect to this two-for-one forward split.

     The Company is in the business of developing and commercializing potential processes for the non-destructive, non-invasive testing of both above ground and buried pipelines to evaluate the condition and integrity of the pipeline. The process, called the dual Pulse Propagation Analyzer ("PPA"), uses a patented waveform analysis process which extracts point-to-point pipeline integrity information. This process has already involved the issuance of four United States Patents and the application for an additional ten patents with the United States Patent Office. The Company has also obtained certain foreign patent protection. The PPA process is designed to reduce time, effort and cost in performing corrosion surveys and coating inspections of both accessible and inaccessible pipeline segments. In March of 1998, the Company announced that it had entered into its first commercial agreement to provide its corrosion inspection and evaluation services to ASCG Inspection, Inc., an Alaskan based pipeline inspection company. See "Material Changes in Business."

                                 USE OF PROCEEDS

     The 355,000 shares of Common Stock issuable upon conversion of the stock purchase warrants are being offered for the account of the Selling Shareholders. The Company will not receive any proceeds from their sale of their Shares, but it will receive approximately $1,816,250 if all of the common stock purchase warrants are exercised, of which there is no assurance. The Company intends to use any net proceeds from the exercise of the warrants for working capital and general corporate purposes.

                                  RISK FACTORS

     In evaluating the Company's business, prospective investors should carefully consider the risk factors set forth below as well as the other information set forth in this Prospectus before purchasing the Shares offered hereby.

         Development Stage Enterprise - Continuing Losses - Accumulated Deficit. The Company is in the development stage and, to date, has been principally engaged in organization and research and development activities. The Company has not generated significant operating revenues. At March 31, 1998, the Company had an accumulated deficit of $2,931,782. Furthermore, for the year ended June 30, 1997, the Company incurred a net loss of $1,035,003 and for the nine month period ended March 31, 1998, the Company incurred a further net loss of $498,925. Because of the start up nature of its business, the Company is likely to incur additional losses in the future. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications, delays and uncertainties frequently encountered in connection with the establishment and development of new technologies. These include but are not limited to competition, the need to develop customer support capabilities, sales and marketing expertise and market acceptance. Even if the Company is able to develop technologies which are commercially viable, there can be no assurance that the Company will generate sufficient revenues from the services it intends to provide utilizing such technology or from the sale or licensing of such technology to be profitable.

     Unproven Technology; Possible Obsolescence. The Company, since its inception in 1988, has focused on the development of its Pulse Propagation Analyzer process and expects to continue such development and testing. As with most developing technologies, the Company's process is currently unproven in the marketplace. Acceptance of the Company's process is dependent upon potential users of the technology believing that information derived from use of the Company's PPA process is superior to current methods of testing buried or above ground pipelines for corrosion and coating problems. There can be no assurance that the Company's technology will become accepted in the marketplace or, if accepted, will not become obsolete because of some other, as yet unidentified, technology.

     Dependence on Key Personnel. The success of the Company's business is highly dependent upon Gale D. Burnett, Henry Gemino and Dr. John Kuo, its President, its Executive Vice-President and Chief Operating Officer, and its scientific consultant respectively. Each of these individuals has been devoting all or a substantial portion of his time to the affairs of the Company, and it is anticipated that they will continue to do so into the foreseeable future. The Company has obtained "key-man" insurance in the amount of one million dollars each on Mr. Burnett and Mr. Gemino. The Company has not entered into employment agreements with either of these individuals. The loss of Mr. Burnett, Mr. Gemino or Dr. Kuo's services could have a material adverse effect upon the Company's business and development. The Company's growth and its effectiveness in expanding its management infrastructure will also depend upon its ability to attract and retain skilled management personnel. See "Management."

     Lack of Commercial Contracts - Single Source of Revenue. The Company has completed the initial phase of development of its primary process, the Pulse Propagation Analyzer, but is continuing to develop, test and refine its process, make it more adaptable to different environments and develop different applications for its existing technology. The Company's process and technology have not yet been accepted for widespread commercial application. To date, the Company's contracts have been small research and development contracts which it entered into as part of its development activity. To date, the Company has entered into only one commercial agreement, which is not scheduled to begin until July, 1998 for the utilization of its PPA process or technology. There can be no assurance that the refinery, petrochemical, utility, pipeline or any other industries will accept the Company's technology or that the Company will be able to obtain additional commercial contracts within any particular time frame or at all. While the Company's technology may ultimately have many different applications, the Company's research and development efforts thus far have produced only one potential commercial application. Until other technology is developed, of which there is no assurance, the Company will be totally dependent upon the PPA process for its revenues for the foreseeable future.

     Patents and Proprietary Technology. The Company's success depends in large part upon its ability to protect its processes and technology under United States and international patent laws and other intellectual property laws. The Company is not aware of any patents being applied for by others which directly relate to the technology covered by the Company's patents or patent applications which are still pending. While the Company believes that its patent position would be strong, there can be no assurances that the Company's patents and patent applications will afford it full protection against potential competitors or that competitors will not develop similar processes or products outside the protection of the Company's patents or patent applications. Further, there can be no assurance that new (alternative) technologies will not render the Company's patents and technology obsolete or unsuitable for commercial exploitation. If the Company were to become involved in litigation as to any of its patents which it presently holds or which it may be granted in the future, such litigation could be costly, time consuming and unpredictable as to outcome. The Company also intends to rely on its unpatented proprietary knowledge, and there can be no assurance that others will not develop or acquire equivalent proprietary information.

     Competition. Although the Company believes that no other companies currently offer the type of technology represented by the Company's Pulse Propagation Analyzer process, it believes the competition in all areas of the corrosion control industry is likely to increase as the demand for corrosion control products and services grows and as more companies enter the market and expand their range of services. The corrosion control industry is highly fragmented among numerous companies that use various methods for detecting corrosion. However, many of the Company's competitors or potential competitors may have substantially greater financial, technical and/or marketing resources than the Company. There can be no assurance that the Company will be able to respond effectively to increased competition in the corrosion control industry.

     Royalty Rights to Certain Individuals, Including Insiders. Pursuant to certain contractual agreements in place, the Company is obligated to pay 5% of any net pre-tax income it earns to certain individuals, including insiders who include the Chief Executive Officer, the President and the Executive Vice-President. While no payments have been made thus far because of a lack of net pre-tax income, if the Company becomes profitable in the future, of which there is no assurance, such royalty payments could become substantial and would have a negative impact on the profitability of the Company.

     Reliance on Certain Industries. A major portion of the Company's anticipated revenues is expected to be derived from customers in the refinery, petrochemical and pipeline industries. A downturn in the business of potential customers in these industries would likely produce a material adverse effect on the Company's revenues.

     Uninsured Risks. The Company intends to provide a diagnostic service to pipeline users in the refinery, petrochemical, pipeline, petroleum and public utility industries. This intended service will create the risk of exposure to liability under common law and under various federal and state statutes. While the Company will seek to minimize its exposure to such potential liability by the use of provisions in its contracts with its customers, there can be no assurance that the Company can ultimately avoid exposure on all potential sources of liability. The Company has obtained product and liability insurance to cover its potential liability, but there can be no assurance that such insurance will fully insure the Company from all potential liability. The Company intends to operate safely and prudently; however, the Company does not maintain funded reserves to provide for the payment of partially or completely uninsured claims and accordingly, a partial or completely uninsured claim, if successful and of sufficient magnitude, would have an adverse effect on the Company's financial condition.

     No Dividends Anticipated. While payment of dividends on the Company's Common Stock rests with the discretion of the Board of Directors, there can be no assurance that dividends can or will ever be paid. Payments of dividends are contingent upon, among other things, future earnings, if any, and the financial condition of the Company, capital requirements, general business conditions, and other factors which cannot now be predicted. The Company has never paid dividends and does not presently intend to pay dividends. Persons desiring or in need of dividend income should not invest in the Shares.

     No Limitation on Future Issuances of Securities. There are no restrictions on the future issuance of securities of the Company, either equity or debt, by the Board of Directors without shareholder approval. If issued below the then book value for the Company's Common Stock, the issuance of additional equity securities would be dilutive to the then existing shareholders. No additional stock issuances are currently contemplated by the Company. There can be no assurance as to when the Company may need additional financings, if at all, or, if available, that such financings will be on terms and conditions favorable to the Company or that any equity financings will not cause dilution to then existing shareholders. Failure to timely obtain any necessary financing will materially and adversely affect the proposed timing of the availability and marketing of the Company's technology and product.

                          MATERIAL CHANGES IN BUSINESS

     On March 20, 1998, the Company announced that it had reached agreement with ASCG Inspection, Inc., an Alaska based pipeline inspection company to provide its patented and proprietary corrosion inspection services. The agreement provides for the inspection of approximately one hundred road and caribou crossings on British Petroleum pipelines on the North Slope of Alaska. The inspection program is expected to commence approximately July 1, 1998 unless weather conditions permit earlier inspection. The revenue amount agreed upon is approximately $100,000. The significance of the agreement is that it represents the first commercial agreement for the Company. There can be no assurance, however, that the Company will be able to obtain additional commercial contracts or that the Company's technology will become commercially acceptable.

                              SELLING SHAREHOLDERS

     The shares of Common Stock (the "Shares") underlying stock purchase warrants held by the Selling Shareholders are being offered by the Selling Shareholders identified in the following table.

                                                            Number of
Name of                                                     Shares That                  Percentage
Selling                                  Ownership Prior      May Be       Ownership     Owned After
Shareholder                              to Offering          Offered    After Offering    Offering
-----------                              -----------          -------    --------------    --------

Debbie Hackel                             60,000(2)(3)         60,000         None            0%
R.F. Lafferty & Co.                       30,000(2)(3)         30,000         None            0%
Commonwealth Assoc.                       10,000(2)(3)         10,000         None            0%
Allen G. Reeves(4)(5)                    135,000(2)            70,000        65,000         1.5%
John Kuo(5)                              350,000(2)            75,000       275,000         6.0%
Fred Kudish                               52,600(1)             5,000        47,600         1.1%
Robert Hughes                              5,000(2)             5,000         None            0%
Robert and Catherine Whitrock             41,600(1)            10,000        31,600           *
Forest and Cynthia Taylor                 13,000(1)            10,000         3,000           *
Douglas and Hedy Lemieux                   5,200(1)             5,000           200           *
Ted and Nadine Branch                     10,000(1)             5,000         5,000           *
Victor C. Gustafson                        5,000(2)             5,000         None            0%
Murphy Evans(5)                          136,000(1)            65,000        71,000         1.6%

-------------
*    Less than 1%

(1) Includes shares covered by presently exercisable stock purchase warrants as well as common stock.
(2)  Consists only of common stock underlying purchase warrants.
(3)  Underwriter's Warrants.
(4)  Acts as legal counsel.
(5)  Director.


     Each Selling Shareholder has represented that he purchased the common stock purchase warrant for investment and with no present intention of distributing or reselling such Shares unless registered for resale. However, in recognition of the fact that holders of restricted securities may wish to be legally permitted to sell their Shares when they deem appropriate, the Company has filed with the

Commission under the Securities Act a Form S-3 registration statement of which this Prospectus forms a part with respect to the resale of the Shares from time to time in the over-the-counter market or in privately negotiated transactions. The Company has agreed to prepare and file such amendments and supplements to the Registration Statement and to use its best efforts to obtain effectiveness of the Registration Statement and to keep the Registration Statement effective until all of the Shares offered hereby have been sold pursuant thereto, until such Shares are no longer, by reason of Rule 144 under the Securities Act or any other rule of similar effect, required to be registered for the sale thereof by the Selling Shareholders, or for a period of 180 days, whichever occurs first.

     Certain of the Selling Shareholders, their associates and affiliates may from time to time be customers of, engage in transactions with, and/or perform services for the Company or its subsidiaries in the ordinary course of business.

                              PLAN OF DISTRIBUTION

     The sale of the Shares by the Selling Shareholders may be effected from time to time (i) in transactions in the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, and (ii) at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker-dealers may act as agent or to whom they may sell, as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation). Selling Shareholders may also sell such shares pursuant to Rule 144 or Rule 144A under the Securities Act of 1933 if the requirements for the availability of such rules have been satisfied.

     The Selling Shareholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of ss. 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

     The  Company  has  advised  the  Selling  Shareholders  that  they  and any securities broker-dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act of 1933. The Company has also advised the Selling Shareholders that in the event of a "distribution" of his or its shares, such Selling Shareholders, any "affiliated purchasers," and any broker-dealer or other person who participates in such distribution may be subject to Rule 10b-6 under the Securities Exchange Act of 1934 ("1934 Act") until his or its participation in that distribution is completed. A "distribution" is defined in Rule 10b-6(c)(5) as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods." The Company has also advised the Selling Shareholders that Rule 10b-7 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.

                           DESCRIPTION OF COMMON STOCK

     As of the date of this Prospectus, the Company has 4,262,600 shares of its Common Stock issued and outstanding. The shares of Common Stock covered by this Prospectus will be fully paid and nonassessable when issued. Holders of the Common Stock have no preemptive rights. Each stockholder is entitled to one vote for each share of Common Stock held of record by such stockholder. There is no right to cumulate votes for election of directors. Upon liquidation of the Company, the assets then legally available for distribution to holders of the Common Stock will be distributed ratably among such shareholders in proportion to their stock holdings. Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor.

     The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $.001 par value per share. A quorum for purposes of meetings of common shareholders consists of a majority of the issued and outstanding shares of Common Stock, and once of quorum is established, action of a routine nature may properly be taken by a majority of the shares represented in person or by proxy at the meeting. Most major corporate transactions such as mergers, consolidations, sales of all or substantially all assets, and certain amendments to the Certificate of Incorporation require approval by the holders of a majority of the issued and outstanding shares entitled to vote. The Company's board of directors is authorized to issue shares of Common Stock without approval of shareholders.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed with the Commission are hereby specifically incorporated by reference into this Prospectus:

     (a) The Company's annual report on Form 10-KSB for the fiscal year ended June 30, 1997, and all amendments thereto;

     (b) The Company's quarterly reports on Form 10-QSB for the quarters ended September 30, 1997, December 31, 1997 and March 31, 1998;

     (c) The Company's proxy statement filed pursuant to Section 14 of the Exchange Act;

     (d) The description of the Company's common stock which is contained in the registration statement on Form 8-A filed on February 10, 1997, including any amendments or reports filed for the purpose of updating such description; and

     (e) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since February 12, 1997.

     In addition,  all documents  subsequently  filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus or in a supplement hereto modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                 INDEMNIFICATION

     The Certificate of Incorporation of the Company contains provisions whereby the Company has the power, to the maximum extent permitted by Delaware law, to indemnify its officers and directors, or persons who act or acted at the Company's request as a director or officer of a company of which the Company is or was a shareholder or creditor, and their heirs and legal representatives, and to purchase and maintain insurance for the benefit of any officers or directors against any liability incurred in their capacity as officers or directors of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

                                 LEGAL OPINIONS

     Allen G. Reeves, P.C., 900 Equitable Bldg., 730 Seventeenth Street, Denver, Colorado 80202 has rendered an opinion as to the legality of the Shares to be issued upon exercise of the stock purchase warrants. Allen G. Reeves, sole shareholder of the firm, is a director of the Company and owns beneficially warrants to acquire 135,000 shares of common stock of the Company. In addition, Mr. Reeves is entitled, pursuant to a profit sharing agreement with Mr. Gale D. Burnett, to an annual amount equal to 1/4 of 1% of each year's net pre-tax earnings of the Company.

                                     EXPERTS

         The financial statements of Profile Technologies, Inc. as of June 30, 1997 and for each of the years in the two-year period ended June 30, 1997, and for the period from July 1, 1988 (inception) to June 30, 1997 have been incorporated by reference in this prospectus and the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS TO ANY OF THE TIME SUBSEQUENT TO ITS DATE. HOWEVER, THE COMPANY HAS UNDERTAKEN TO AMEND THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART TO REFLECT ANY FACTS OR EVENTS ARISING AFTER THE EFFECTIVE DATE THEREOF WHICH INDIVIDUALLY OR IN THE AGGREGATE REPRESENT A FUNDAMENTAL CHANGE IN THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT. IT IS ANTICIPATED, HOWEVER, THAT MOST UPDATED INFORMATION WILL BE INCORPORATED HEREIN BY REFERENCE TO THE COMPANY'S REPORTS FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934. SEE "DOCUMENTS INCORPORATED BY REFERENCE."

     ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Registration Fee - Securities and
 Exchange Commission                                         $  1,721.21
Legal Fees and Disbursements*                                  10,000.00
Accounting Fees and Disbursements*                              3,000.00
Legal Fees and Expenses in Connection
 with Blue Sky Filings*                                         2,000.00
Miscellaneous*                                                    500.00
                                                             -----------
Total                                                        $ 17,221.21

*Estimated.

Item 15.  Indemnification of Directors and Officers

     The only charter provision, bylaw, contract, arrangement or statute under which any director, officer or controlling person of Registrant is insured and indemnified in any manner as such is as follows:

     (a) Registrant has the power under the Delaware Corporation Law to indemnify any person who was or is a party or is threatened to be made a party to any action, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, or agent of Registrant to was serving at its request in a similar capacity for another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In case of an action brought by or in the right of Registrant such persons are similarly entitled to indemnification if they acted in good faith and in a manner reasonably believed to be in the best interests of Registrant but no indemnification shall be made if such person was adjudged to be liable for negligence or misconduct in the performance of his duty to Registrant unless and to the extent the court in which such action or suits was brought determines upon application that despite the adjudication of liability, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification. Such indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

     (b) The Certificate of Incorporation and Bylaws of Registrant generally require indemnification of officers and directors to the fullest extent allowed by law.

     (c) Paragraph 3 of the  Certificate of the Selling  Shareholders,  filed as
Exhibit 1.1 to this Registration Statement, contains provisions by which Registrant and its controlling persons are indemnified against certain losses, claims, expenses and liabilities under the Securities act of 1933, as amended.

Item 16.  Exhibits

     The following exhibits are filed as part of this Registration Statement.

Exhibit                                                         Sequential
Number                                                          Page Number
------                                                          -----------
1.0    Form of Certificate of Selling Shareholders                  21
3.1    Certificate of Incorporation, dated                         N/A
       February 14, 1995 (incorporated herein
       by reference from the exhibits to
       Registrant's Form SB-2 Registration
       Statement No. 333-4714-NY filed with
       the Securities and Exchange Commission
       on May 10, 1996.
3.2    Bylaws (incorporated herein by reference                    N/A
       from the exhibits to Registrant's Form SB-2
       Registration Statement No. 333-4714-NY
       filed with the Securities and Exchange
       Commission on May 10, 1996
5.0    Opinion of Allen G. Reeves, P.C.                             24
23.1   Consent of Independent Certified Public                      25
       Accountants
23.2   Consent of Allen G. Reeves, P.C. (included                  N/A
       in Exhibit 5.0)

Item 17.  Undertakings

I.  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and,

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements  of  filing  on Form  S-3 and has  duly  caused  this  Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roslyn, State of New York on the 18th day of May, 1998.


                                             PROFILE TECHNOLOGIES, INC.


                                             By: /s/  G.L. Scott
                                                 -------------------------------
                                                      G.L. SCOTT
                                                      Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry Gemino and Allen G. Reeves, and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement for the registration under the Securities Act of 1933, as amended, of securities of Profile Technologies, Inc. and any and all pre-effective and post-effective amendments to this Registration Statement, together with any and all exhibits thereto and other documents required to be filed with respect hereto and thereto and to file the same with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each of them, or their of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and incorporate such changes as any of the said attorneys-in-fact deems appropriate.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                       Title                             Date
    ---------                       -----                             ----


/s/  G.L. Scott                   Chief Executive
-----------------------           Officer, Chairman of the
G.L. Scott                        Board of Directors, Director   May 18, 1998


/s/  Gale D. Burnett              President, Director            May 18, 1998
-----------------------
Gale D. Burnett



/s/  Henry Gemino                 Executive Vice
-----------------------           President, Chief
Henry Gemino                      Operating Officer,
                                  Principal Financial
                                  Officer, Principal
                                  Accounting Officer,
                                  Director,                     May 18, 1998


/s  Murphy Evans                  Director                      May 18, 1998
-----------------------
Murphy Evans


/s/  John Tsungfen Kuo            Director                      May 18, 1998
-----------------------
John Tsungfen Kuo


/s/  Allen G. Reeves              Director                      May 18, 1998
-----------------------
Allen G. Reeves

                                  EXHIBIT INDEX
                                  -------------

Exhibit                                                              Sequential
No.          Document                                                Page Number
---          --------                                                -----------

1.0          Form of Certificate of Selling                               21
             Shareholders

3.1          Certificate of Incorporation, dated                         N/A
             February 14, 1995 (incorporated herein
             by reference from the exhibits to
             Registrant's Form SB-2 Registration
             Statement No. 333-4714-NY filed with
             the Securities and Exchange Commission
             on May 10, 1996.

3.2          Bylaws (incorporated herein by reference                    N/A
             from the exhibits to Registrant's Form
             SB-2 Registration Statement No. 333-
             4714-NY filed with the Securities and
             Exchange Commission on May 10, 1996

5.0          Opinion of Allen G. Reeves, P.C.                             24

23.1         Consent of Independent Certified Public                      25
             Accountants

23.2         Consent of Allen G. Reeves, P.C.                            N/A
             (included in Exhibit 5.0)


                                    APPENDIX

On the Prospectus cover there is a red herring running vertically on the left-hand side of the page. It reads as follows:

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buyer nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                       CERTIFICATE OF SELLING SHAREHOLDER

     The undersigned selling shareholder ("Holder") has requested that PROFILE TECHNOLOGIES, INC. (the "Company"), include in a Registration Statement on Form S-3 certain shares of the Company's common stock (the "Securities") underlying stock purchase warrants which the holder may desire to sell should he exercise such warrants. To induce the Company to register such Securities for public sale by the Holder:

     1. The Holder represents and warrants to and covenants with the Company that: (i) the Holder understands that a current prospectus is required to be delivered to any purchaser of the Securities; (ii) the Holder has not entered into any agreement, written or oral, for the sale of any of the Securities upon terms different from those set forth in the Registration Statement; (iii) the Holder is aware of and agrees to abide by the provisions of Rule 10b-6 under the Securities Exchange Act of 1934 ("1934 Act"), which provides, in essence, that the Holder, under certain circumstances, may not bid for or purchase any of the Securities covered by the Registration Statement or any security of the same class, or any right to purchase any such security, and may not attempt to induce any person to purchase any such security or right until all Securities covered by such Registration Statement and owned by such Holder shall have been sold or withdrawn; and (iv) the Holder is aware of and agrees to abide by the provisions of Rule 10b-7 under the 1934 Act which provides that any person who offers to buy or buys the common stock of the Company for the purpose of maintaining or stabilizing the market price of such common stock to facilitate the sale of the Securities may be deemed to have violated rules prohibiting manipulation of market prices for securities.

     2. The Holder agrees to promptly give notice to the Company in the event any of the information relating to the Securities owned by the Holder included in the Registration Statement, or to the plan of distribution as set forth in the Registration Statement (copies of which are enclosed), should become materially false or misleading. The Holder acknowledges and agrees that there may occasionally be times when the Company must temporarily suspend the use of the prospectus and that the Holder will not be able to sell any of the Securities during the suspension period.

     3. To the extent permitted by law, the Holder will indemnify and hold harmless the Company and its officers, directors and any person who controls the Company within the meaning of the Securities Act of 1933, as amended, for any claims, damages or liabilities (and actions related thereto) arising out of any untrue or alleged untrue statement of any material fact or based upon the omission or alleged omission to state a material fact required to be stated in the Registration Statement, prospectus or amendments or to make statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity and written information furnished by Holder for use in connection with such registration.


     Dated this              day of                     , 1998.
                ------------        -------------------

---------------------------                    --------------------------------
Signature                                      Signature (if held jointly)


---------------------------                    ---------------------------------
Print or Type Name                             Print of Type Name